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                                                                     EXHIBIT 4.2

                                                                         ANNEX A

                          TESORO PETROLEUM CORPORATION

                                    AS ISSUER

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 23, 2004

                                       To

 Indenture dated as of April 17, 2003, between Tesoro Petroleum Corporation, as
             Issuer, guarantors from time to time party thereto and
                  The Bank of New York, as Trustee, relating to
                       8.00% Senior Secured Notes due 2008

A-2

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                          FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is made as of the twenty-third day of June, 2004, between Tesoro Petroleum Corporation (the "Company"), certain Guarantor parties thereto and The Bank of New York, as trustee (the "Trustee").

      WHEREAS, the Company, the guarantors party thereto and the Trustee heretofore executed and delivered an indenture dated as of April 17, 2003 (the "Indenture");

      WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered, as Notes under the Indenture, the Company's 8.00% Senior Secured Notes Due 2008 (the "Securities"); and

      WHEREAS, Section 9.02 of the Indenture provides that the Company, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, when authorized by a resolution of the Board of Directors, and the Trustee, may enter into one or more supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed;

      NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this First Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                 1. - DEFINITIONS

(a)         GENERAL.

      For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            A. the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

            B. capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                 2. - AMENDMENT

(a)         AMENDMENT TO SECTION 4.07 OF THE INDENTURE - RESTRICTED PAYMENTS

      Section 4.07 shall be amended as follows:

            (i) in clause (c) of the first paragraph of Section 4.07, the "or" before "(xii)" in the fourth line thereof will be deleted and replaced with a comma, and such "(xii)" will be followed by "or
            (xiii)";

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            (ii) in the second paragraph of Section 4.07, the "and" before clause (xii) will be deleted and a new clause will be added after such clause (xii) and before the phrase "provided, further" to read in its entirety "and (xiii) the redemption by the Company prior to its stated maturity of all of the outstanding principal amount of the Company's outstanding 9% senior subordinated notes due 2008, plus all accrued and unpaid interest and premiums and all other fees and expenses incurred in connection therewith and all other related payments therewith and thereon;".

            (iii) the final clause of the second paragraph of Section 4.07 which begins "provided, further" shall be amended to read in its entirety "provided, further, that with respect to clauses (ii), (iii), (v),
            (vi), (vii), (viii), (x), (xi), (xii), and (xiii) above, no Default or Event of Default shall have occurred and be continuing".

                               3. - MISCELLANEOUS

(a)         EFFECTIVENESS.

      This First Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes.

(b)         INDENTURE REMAINS IN FULL FORCE AND EFFECT.

      Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. For greater certainty, the parties confirm that the amendments to the Indenture effected by this First Supplemental Indenture, and the payment by the Company and the receipt by the Holders of the Securities of a fee in respect of the consent of the Holders to such amendments, are not intended by the parties to (i) discharge, rescind, cancel or extinguish all or any part of the indebtedness represented by the Securities; or (ii) effect a novation, reissuance or disposition of the indebtedness represented by the Securities or to create new indebtedness in respect of the indebtedness represented by the Securities.

(c)         INDENTURE AND FIRST SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER.

      This First Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

(d)         CONFIRMATION AND PRESERVATION OF INDENTURE.

      The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

(e)         CONFLICT WITH TRUST INDENTURE ACT.

      If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

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(f)         SEVERABILITY.

      In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)         HEADINGS.

      The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(h)         BENEFITS OF SUPPLEMENTAL INDENTURE, ETC.

      Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

(i)         SUCCESSORS.

      All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

(j)         TRUSTEE NOT RESPONSIBLE FOR RECITALS.

      The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this First Supplemental Indenture or the due authorization of this First Supplemental Indenture by the Company.

(k)         CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

      In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

(l)         GOVERNING LAW.

      THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

(m)         COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                          TESORO PETROLEUM CORPORATION, as
                                          Issuer

                                      By: /s/ Gregory A. Wright
                                          --------------------------------------
                                          Name: Gregory A. Wright
                                          Title: Executive Vice President and
                                          Chief Financial Officer

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                                    DIGICOMP INC., as Guarantor
                                    TESORO FINANCIAL SERVICES HOLDING
                                    COMPANY, as Guarantor
                                    FAR EAST MARITIME COMPANY, as
                                    Guarantor
                                    GOLD STAR MARITIME COMPANY, as
                                    Guarantor
                                    KENAI PIPE LINE COMPANY, as Guarantor
                                    SMILEY'S SUPER SERVICE, INC., as
                                    Guarantor
                                    TESORO ALASKA COMPANY, as Guarantor
                                    TESORO ALASKA PIPELINE COMPANY, as
                                    Guarantor
                                    TESORO AVIATION COMPANY, as Guarantor
                                    TESORO HAWAII CORPORATION as
                                    Guarantor
                                    TESORO HIGH PLAINS PIPELINE
                                    COMPANY, as Guarantor
                                    TESORO MARINE SERVICES HOLDING
                                    COMPANY, as Guarantor
                                    TESORO MARINE SERVICES, LLC., as
                                    Guarantor
                                            By: Tesoro Marine Services Holding
                                            Company, as sole member
                                    TESORO MARITIME COMPANY, as Guarantor
                                    TESORO NORTHSTORE COMPANY, as
                                    Guarantor
                                    TESORO PETROLEUM COMPANIES, INC. as
                                    Guarantor
                                    TESORO REFINING AND MARKETING
                                    COMPANY, as Guarantor
                                    TESORO TECHNOLOGY COMPANY, as
                                    Guarantor
                                    TESORO TRADING COMPANY, as Guarantor
                                    TESORO VOSTOK COMPANY, as Guarantor
                                    TESORO WASATCH, LLC, as Guarantor

                                By: /s/ Gregory A. Wright
                                    --------------------------------------------
                                    Name:  Gregory A. Wright
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    TESORO GAS RESOURCES COMPANY,
                                    INC., as Guarantor
                                    VICTORY FINANCE COMPANY, as Guarantor

                                By: /s/ G. Scott Spendlove
                                    --------------------------------------------
                                    Name:  G. Scott Spendlove
                                    Title: Vice President, Finance and Treasurer

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                                    THE BANK OF NEW YORK, as Trustee

                                    By: /s/  Van K. Brown
                                        ----------------------------------------
                                    Name:  Van K. Brown
                                    Title: Vice President